Warburg Pincus Fixed Income
For the One Year Ended October 31, 1995


          Total Return With Waivers:

                    ((11,259-10,000)/10,000) = 12.59%

          Total Return Without Waivers:

                    ((11,239-10,000)/10,000) = 12.39%


For the Five Years Ended October 31, 1995

          Total Return With Waivers:

   ((15,992/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]  -1) = 9.84%

          Total Return Without Waivers:

   ((15,846/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 9.64%

----------------------
* - The preceding expression is being raised to the power 1/5.00274



Inception Thru October 31, 1995

          Total Return With Waivers:

   ((19,208/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 8.27%

          Total Return Without Waivers:

   ((18,940/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 8.09%


----------------------
* - The preceding expression is being raised to the power 1/8.21370





30 day SEC Yield at 10/31/95

     697,406.53 - 72,128.82
2[(  ----------------------  + 1)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]- 1]=6.50%
     11,626,139.004 x 10.07

-------------------------
* - The preceding expression is being raised to the 6th power.